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                                     [LOGO]

[ILLUSTRATION]                                                    [ILLUSTRATION]

                            Lucent Technologies Inc.

Alexander Graham Bell's Photophone             The Photophone receiver.
  used light to transmit speech.          Illustrations from Bell's 1880 patent.

   COMMON STOCK      --------------------------------------------              CUSIP 549463 10 7
                     This certifies that                            SEE REVERSE SIDE FOR CERTAIN DEFINITIONS
------------------
      NUMBER                                                                -----------------------
                                                                                     SHARES
LU
------------------                                                          -----------------------
INCORPORATED UNDER                                                             THIS CERTIFICATE IS
  THE LAWS OF THE                                                                TRANSFERABLE IN
 STATE OF DELAWARE                                                                NEW YORK, NY

                     is the owner of
                     -------------------------------------------

         FULLY PAID AND NON-ASSESSABLE COMMON SHARES, $.01 PAR VALUE, OF

  Lucent Technologies Inc. transferable on the records of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by a Transfer Agent and registered by a Registrar.

  WITNESS the seal of said corporation and the signatures of its duly authorized officers.

Countersigned and Registered:                                         DATED:
     THE BANK OF NEW YORK

                    TRANSFER AGENT
                    AND REGISTRAR

                                            [CORPORATE SEAL]

AUTHORIZED OFFICER                      TREASURE           CHAIRMAN OF THE BOARD





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                            Lucent Technologies Inc.

     THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST MADE BE MADE TO THE TRANSFER AGENT.

     The following abbreviations, when used in the inscription on the fact of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common             UNIF GIFT MIN ACT -............... Custodian..................
                                                                   (Cust)                   (Minor)

TEN ENT - as tenants by the entireties                                      under Uniform Gifts to Minors

JT TEN - as joint tenants with right of                                     Act..........................
         survivorship and not as tenants                                                (State)
         in common

     Additional abbreviations may also be used though not in the above list.

For value received, ...................... hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFICATION NUMBER OF ASSIGNEE
--------------------------------------
                                      ..........................................
--------------------------------------

 ................................................................................
                   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
                     INCLUDING POSTAL ZIP CODE, OF ASSIGNEE

 ................................................................................

 ................................................................................

 ..........................................................................Shares

of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint..............................................

 ........................................................................Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:................

                            X___________________________________________________

                            X___________________________________________________
                            THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17 Ad-15.

     This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Lucent Technologies Inc. and The Bank of New York (successor to First Chicago Trust Company of New York), dated as of April 4, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Lucent Technologies Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Lucent Technologies Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.


NOTICE: The signature(s) to the assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement or any change whatever.